UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2025

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 2100
Dallas, TX	75219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 214-427-1704

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As Applied Digital Corporation (the “Company” or “Applied Digital”) continues on its path to become a leader in developing next-generation data centers and providing digital cloud solutions at the forefront of the AI revolution, the Company is aligning its senior management team to enhance organizational efficiency and streamline its executive reporting structure. The Company recently announced the hiring of a new Chief Operating Officer to drive the execution of the Company’s strategic vision and oversee all aspects of day-to-day operations, and recently hired a General Counsel to further build out its internal capabilities. In furtherance of these executive enhancements, the Company’s Chief Administrative Officer, David Rench, is transitioning to a consulting role with the Company, effective January 31, 2025. The Company is eliminating the position of Chief Administrative Officer and redistributing Mr. Rench’s responsibilities to other members of the leadership team. In connection with Mr. Rench’s transition, the Company intends to enter into a transition agreement with Mr. Rench, the terms of which will be disclosed in an amendment to this Current Report on Form 8-K. Mr. Rench will continue to serve the Company as a consultant. The Company thanks Mr. Rench for his valuable service and contributions to the Company’s growth and success during his tenure as Chief Financial Officer (through October 15, 2024) and as Chief Administrative Officer (through January 31, 2025).

In addition, Michael Maniscalco, the Company’s Chief Technology Officer, has informed the Company that he is resigning, effective January 31, 2025, to pursue other opportunities. Michael has helped position the Company’s technology platform and we are thankful for the contributions he has brought to Applied Digital. The Company will commence a search for a new Chief Technology Officer and continue to build its leadership in delivering next-generation data center solutions and GPU cloud services. Mr. Maniscalco’s resignation was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. In connection with his resignation, the Company intends to enter into a separation agreement with Mr. Maniscalco, the terms of which will be disclosed in an amendment to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL CORPORATION

Date:	February 6, 2025	By:	/s/ Saidal L. Mohmand
		Name:	Saidal L. Mohmand
		Title:	Chief Financial Officer